SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): June 25, 2003

LEVI STRAUSS & CO.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-36234	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000

(Registrant’s telephone number, including area code)

ITEM 5 OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 25, 2003, Levi Strauss & Co. entered into the First Amendment to Credit Agreement, dated June 25, 2003 (the “Amendment”), among Levi Strauss & Co., the subsidiaries of Levi Strauss & Co. named therein, the Lenders named therein, and Citicorp North America, Inc., as Administrative Agent. The Amendment amends the Credit Agreement, dated January 31, 2003, between the Levi Strauss & Co., the LC Issuers and Other Lenders named therein, Citicorp North America, Inc., as Administrative Agent and Swing Line Lender, The Bank of Nova Scotia, Salomon Smith Barney Inc. and Bank of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, The Bank of Nova Scotia and Bank of America Securities LLC, as Co-Syndication Agents. Attached hereto as Exhibit 99.1 is a copy of the Amendment.

ITEM 7 EXHIBITS

99.1         First Amendment to Credit Agreement, dated June 25, 2003, among Levi Strauss & Co., the subsidiaries of Levi Strauss & Co. named therein, the Lenders named therein, and Citicorp North America, Inc., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 25, 2003
LEVI STRAUSS & CO.

By:	/s/ WILLIAM B. CHIASSON
Name:	William B. Chiasson
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	First Amendment to Credit Agreement, dated June 25, 2003, among Levi Strauss & Co., the subsidiaries of Levi Strauss & Co. named therein, the Lenders named therein, and Citicorp North America, Inc., as Administrative Agent

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